[Corbin & Company, LLP letterhead]
                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Digital Lifestyles Group, Inc. (the "Company," formerly known as Northgate Innovations, Inc.) on Form S-8, of our report dated March 26, 2004 on the consolidated financial statements and financial statement schedule of the Company as of December 31, 2003 and 2002, and for the years then ended, which report is included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.




                                                     /s/ CORBIN & COMPANY, LLP

                                                     CORBIN & COMPANY, LLP

Irvine, California
October 6, 2004

















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